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                                                                    EXHIBIT 4.1



                               AMENDMENT NO. 2 TO
                                RIGHTS AGREEMENT


         THIS AMENDMENT No. 2 (the "Amendment"), dated as of February 14, 2000, is between CHOICEPOINT, INC., a Georgia corporation (the "Company"), and SUNTRUST BANK, a Georgia banking corporation, as Rights Agent (the "Rights Agent").


                                    RECITALS

         A. The Company and the Rights Agent are parties to a Rights Agreement, dated as of October 29, 1997, as amended by Amendment No. 1 to the Rights Agreement, dated as of June 21, 1999, by and between the Company and the Rights Agent (as previously amended, the "Rights Agreement").

         B. DBT Online, Inc., a Pennsylvania corporation ("DBT"), and the Company propose to enter into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 14, 2000 pursuant to which ChoicePoint Acquisition Corporation, a Pennsylvania corporation and wholly owned subsidiary of the Company, will be merged with and into DBT (the "Merger").

         C. Pursuant to Section 26 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable to reflect the foregoing and certain other matters, and the Company and the Rights Agent desire to evidence such amendment in writing.

         Accordingly, the parties agree as follows:

         1. Amendment of Subparagraph (a) of Section 1. Subparagraph (a) of
Section 1 of the Rights Agreement is amended by inserting the following at the end thereof:

         "Notwithstanding anything in this Agreement to the contrary, neither DBT Online, Inc, a Pennsylvania corporation ("DBT"), nor any Affiliate or Associate of DBT shall be deemed to be an Acquiring Person by virtue of the Agreement and Plan of Merger, to be entered into as of February 14, 2000, between the Company, ChoicePoint Acquisition Corporation, a Pennsylvania corporation and wholly owned subsidiary of the Company, and DBT, as it may be amended or supplemented from time to time in accordance with its terms (the "Merger Agreement"), or by virtue of any of the transactions contemplated by the Merger Agreement."

         2. Amendment to Subparagraph (h) of Section 1. Subparagraph (h) of
Section 1 of the Rights Agreement is amended by adding the following sentence at the end thereof:

         "Notwithstanding the foregoing or anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred by virtue of the Merger

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         Agreement or by virtue of any of the transactions contemplated by the
         Merger Agreement."

         3. Amendment of Subparagraph (a)(ii)(C) of Section 11. Subparagraph
(a)(ii)(C) of Section 11 of the Rights Agreement is amended by adding the following sentence at the end thereof:

         "Notwithstanding the foregoing or anything in this Rights Agreement to the contrary, this Subparagraph (a)(ii)(C) of Section 11 shall not apply to the Merger or as a result of the execution and delivery of the Merger Agreement or the transactions contemplated thereby."

         4. Amendment of Section 13. Section 13 of the Rights Agreement is hereby amended by inserting the following sentence at the end of such Section:

         "Notwithstanding the foregoing, this Section 13 shall not apply to the Merger or as a result of the execution and delivery of the Merger Agreement or the transactions contemplated thereby."

         5. Effectiveness. This Amendment shall be deemed effective as of February 14, 2000. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         6. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Georgia and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant, or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.


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         IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Rights Agreement effective as of the day and year first above written.


Attest:                                      CHOICEPOINT, INC.,
                                             a Georgia corporation

/s/ Mary M. Young                            /s/ J. Michael de Janes
-------------------------                    ----------------------------
Name: MARY M. YOUNG                          Name: J. MICHAEL DE JANES
Title: ASSISTANT SECRETARY                   Title: GENERAL COUNSEL AND
                                                    SECRETARY



Attest:                                      SUNTRUST BANK,
                                             as Rights Agent

/s/ Sue Hampton                              /s/ Bryan Echols
-------------------------                    ----------------------------
Name: SUE HAMPTON                            Name: BRYAN ECHOLS
Title: ASSISTANT VICE                        Title: GROUP VICE PRESIDENT
       PRESIDENT


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